Exhibit 99(a)

Household Home Equity Loan Trust 2002-3


Original Principal Amount             $   977,470,000.00
Number of Class A Notes (000's)                  977,470


Payment Date                                                   Sum of 09/20/2002
                                                                 To 12/20/2002
                                                                  Total 2002

Principal Payment Amount                                         101,728,061.89
Interest Payment Amount                                            6,401,899.03

Total Payment Amount                                             108,129,960.92